Exhibit 99.1

Hall of Fame Resort and Entertainment Company Appoints Teri Flynn to its Board of Directors

CANTON, Ohio – June 23, 2022 – Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announced it has named Teri Flynn, a sports media executive with nearly 25 years’ experience, to its Board of Directors, effective immediately. Flynn is widely respected across the sports media landscape for elevating the organizations she has been part of while driving forward strategic initiatives.

Flynn, repped by a3 Artists Agency, was most recently the creator and Executive Producer of Earnin’ It, a series on NBC and Peacock highlighting the dynamic women working with, in and around the NFL, in partnership with NFL Films. She is also the President & Chief Content Officer of Good Story Content, where she identifies properties and IP to be developed into fiction and non-fiction content to be adapted, developed, pitched, and sold to television networks and streaming platforms. Flynn’s media insight and expertise will be invaluable to HOFV Media, HOFV’s premier, multi-dimensional content studio, as it continues to develop exclusive content leveraging stories of professional athletes that are part of the Pro Football Hall of Fame.

“We are thrilled to add Teri, a highly experienced sports media executive, to our Board of Directors,” stated Michael Crawford, President and CEO of HOFV. “Teri has a very impressive track record of driving growth and brand recognition for numerous high-profile organizations as well as positively impacting the culture and mission of each company she represents. I am confident her unique skillset will be an asset for HOFV as we move the ball further down the field in building the premier football-centric media, gaming and entertainment company.”

Prior to her current roles, Flynn also worked for several prestigious and well-known media and sports organizations, including Newsweek Films; Apex Entertainment; American Idol Productions/Core Media Group; the Harlem Globetrotters and was part of the team that launched Bellator MMA. Flynn previously served as Senior Vice President, Programming and Development for ABC Sports and ESPN, where she was responsible for the creation, development, acquisition and scheduling of the network’s sports programming. Moreover, she was the lead programming executive on many of the network’s most prominent sports properties, including Monday Night Football, the PGA Tour, the British Open, the LPGA, The College Football National Championship, The Kentucky Derby, and a variety of Olympic sports, just to name a few.

“I’m very pleased to be joining the Board of Directors of HOFV,” said Flynn. “I have been impressed by the speed at which Michael and the rest of the executive team continue to make headway on the Company’s strategic plan despite significant economic headwinds and the challenges associated with the pandemic. It’s an exciting time to be coming aboard given all the activity that is happening at the Hall of Fame Village and across the organization’s gaming and media verticals, and I know that the unique perspective I bring will be instrumental in helping to drive added value for our stakeholders.”

Flynn was the first executive ever to oversee both programming and marketing for ABC’s Bowl Championship Series, and created and developed highly rated sports-related primetime programs including Sarah Hughes, Skates of Gold following the Salt Lake City Winter Olympics. She also oversaw ABC Sports’ Strategic Marketing, where she managed all sponsor marketing and content partnerships.  Importantly, Flynn conceptualized and led the first-ever Diversity and Inclusion program for ABC Sports and ESPN, encouraging those with diverse backgrounds to be integral parts of the organization.

Flynn is a former NCAA All-American Swimmer at Florida State University and earned her Executive MBA from Simmons College in Boston, as part of the Disney Program for women executives. She has served on several boards, including the University of Oregon’s Warsaw Sports Marketing Center under the Lundquist College of Business, and the board of Staying Put in New Canaan, an organization that assists senior citizens in her home community of New Canaan, Connecticut. She is also a member of the FBI New York Citizens Academy Alumni Association.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com